UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PUSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 30, 2015

Diamondhead Casino Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	0-17529	59-2935476
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1013 Princess Street
Alexandria, Virginia	22314
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number including area code: (703) 683-6800

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a- 12 under the Securities Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐ Pre-commencement communications pursuant to Rule 14e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 8.01   Other Events

Pursuant to a Private Placement Memorandum dated February 14, 2014 (the “Private Placement”)(filed as Exhibit 10.9 to the Registrant’s Form 10 filed with the Securities and Exchange Commission on March 31, 2015 and incorporated herein by reference), the Company offered up to an aggregate of $3,000,000 of its securities to accredited or institutional investors in three tranches as follows:

(a)  $1,000,000 of First Tranche Collateralized Convertible Senior Debentures convertible into an aggregate of 3,333,333 shares of Common Stock of the Company at a conversion price of  $ .30 per share (the “First Tranche Debentures”);

(b)  $1,000,000 of Second Tranche Collateralized Convertible Senior Debentures, convertible into an aggregate of 2,222,222 shares of Common Stock of the Company at a conversion price of $ .45 per share (the “Second Tranche Debentures”); and

(c)  $1,000,000 of Third Tranche Collateralized Convertible Senior Debentures, convertible into either 1,818,182 shares of Common Stock or 1,333,333 shares of Common Stock of the Company, at a conversion price of $ .55 or $ .75 per share depending upon certain conditions described in the Memorandum (the “Third Tranche Debentures”).

Subsequently, on December 4, 2014, the Company extended Offers to Amend to the Investors in the above Private Placement dated February 14, 2014. The Company offered to amend, upon certain terms and conditions, the conversion terms of the First Tranche Debentures, which were issued on March 31, 2014 (“Amendment I”). The Company separately offered to amend, upon certain terms and conditions, the terms for issuance and conversion of the Second and Third Tranche Debentures, as well as the period of time within which to perform the Third Tranche Closing Obligations, as amended (“Amendment II”).  (The Offers to Amend dated December 4, 2014, were filed as Exhibit 10.9.1 to the Registrant’s Form 10 filed with the Securities and Exchange Commission on March 31, 2015 and incorporated herein by reference.)

The Company raised aggregate gross proceeds of $1 million from the sale of the First Tranche Debentures which could, assuming certain conditions are met, be converted into 3,166,666 shares of Common Stock. The Company raised aggregate gross proceeds of $850,000 from the sale of the Second Tranche Debentures which could, assuming certain conditions are met, be converted into 1,888,889 shares of Common Stock.  In the event the Tranche I and Tranche II Debentures are converted into Common Stock, they could be converted into a total of 5,055,555 shares of Common Stock.

The Company raised aggregate gross proceeds of $850,000, which was being held in Escrow, for the potential purchase of the Third Tranche Debentures. The Company did not satisfy the Closing Obligations, which had to be met by June 30, 2015, for the issuance and sale of  the Third Tranche Debentures. Therefore, the  Escrow Agent is required to return the $850,000 held in Escrow for the purchase of the Third Tranche Debentures to the Investors who agreed to Amendment II. Thus, the Third Tranche Debentures will not be sold and issued to the Investors and the Company will not receive payment of $850,000 for the purchase of the Third Tranche Debentures.  The remaining terms and conditions of the original Offering, as amended by the Offers to Amend, remain in effect.

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIAMONDHEAD CASINO CORPORATION

By:	/s/ Deborah A. Vitale
Deborah A. Vitale
President and Chief Executive Officer

Dated:  July 2, 2015